MINERAL AGREEMENT

THIS MINERAL AGREEMENT ("**Agreement**") is executed this 27 day of August, 2009 (but effective August 1, 2009, the "**Effective Date**"), by and between **STEVEN VAN ERT**, an unmarried man, as owner of an undivided eighty-five percent (85%) interest, and **NOEL COUSINS**, an unmarried man, as owner of an undivided fifteen percent (15%) interest (collectively designated as "**Owner**") and **SUNGRO MINERALS INC.**, a corporation organized under the laws of Nevada (designated as "**SMI**"). Owner and SMI may be referenced collectively as the "**Parties**" or, singly, as a "**Party.**"

WHEREAS, Owner owns, subject to the paramount title of the United States, certain unpatented lode mining claims situated in Inyo County, California, known as the Conglomerate Mesa claims, hereinafter referred to as the "**Property**" and are more fully described in **Exhibit A** attached hereto; and

WHEREAS, the Parties desire to enter into an agreement whereby the Property shall be conditionally transferred to SMI permitting SMI to thereafter have the exclusive right and privilege to explore for and develop Minerals (as defined herein) in, on or under the Property, and whereby SMI, upon completion of a positive feasibility study and complying with the other obligations of this Agreement, shall thereafter be vested with title to the Property subject to a minimum and production royalty payable to Owner as hereunder set forth;

THIS AGREEMENT SHALL BE VALID ONLY IF FUNDS IN THE AMOUNT OF $46,340.00 FOR PAYMENT OF CLAIM MAINTENANCE FEES ARE RECEIVED AT THE OFFICES OF DeCONCINI McDONALD YETWIN & LACY ON OR PRIOR TO AUGUST 27, 2009;

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties agree as follows:

1. PROPERTY DESCRIPTION AND AREA OF INTEREST

1.1 Property Description. The Property consists of unpatented lode mining claims located in Inyo County, California, which are described in **Exhibit A** attached hereto.

1.2 Area of Interest. The Parties agree that an Area of Interest will be applicable to all provisions of this Agreement. The "**Area of Interest**" shall be defined as all of the land within the following townships: Townships 16, 17 and 18 South, Range 38 East, Townships 16, 17, 18 and 19 South, Range 39 East, Townships 16, 17, 18 and 19 South, Range 40 East, and Township 19 South, Range 41 East, Mt. Diablo Meridian.

1.3 Acquisition of Additional Lands. Any additional mineral rights or interests acquired by either Party (the "**Acquiring Party**") within the Area of Interest subsequent to July 1, 2009, shall be included in and subject to this Agreement as if the additional or newly acquired property (the

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"**Additional Lands**") was listed in Exhibit A, subject to and in accordance with the following: The Acquiring Party shall give written notice of the acquisition to the other Party, including a description of the Additional Lands and copies of all location certificates or other documents (the "**Acquisition Documents**") pursuant to which the Additional Lands were acquired. In such a case, however, neither party may benefit from the Additional Lands until Owner and SMI agree on a mutually satisfactory additional bonus of SMI Shares to Owner.

1.4 If SMI desires to make any arrangement or otherwise permit the sale of non-metallic material from within the Area of Interest, such action shall not be permitted without the consent of Owner upon the payment of a mutually satisfactory bonus of SMI Shares.

1.5 Activities Outside the Area of Interest. Nothing in this Agreement shall be construed to limit either Party's right to stake, purchase, lease, apply for or otherwise acquire, on its own behalf and without any obligation whatsoever to the other, any right, title or interest whatsoever in or to any real property or mineral interests situated outside of the Area of Interest, and such right, title and interest shall not be subject to this Agreement.

1.6 Relinquishment of Property. SMI may elect to abandon or relinquish some or any portion of the mining claims constituting the Property (the "**Relinquished Property**"), provided that SMI shall first provide notice thereof to Owner, specifying which portion of the Property is to be abandoned or relinquished, and within sixty (60) days from and after such notice Owner may elect to receive all or any individual mining claims included within such Relinquished Property by notice to SMI. If Owner elects to take title to any portion of the Relinquished Property, SMI shall deliver to Owner a duly executed deed in recordable form conveying to Owner (85.0% to Steven Van Ert and 15.0% to Noel Cousins as tenants in common) all of SMI's rights, title and interest in the Relinquished Property so elected by Owner and warranting the absence of any lien or encumbrance arising by, through or under SMI, and shall take such actions as are reasonably necessary to facilitate the transfer of all existing and transferable permits to Owner; provided, however, that such obligation shall not extend to rights included in the Property pursuant to Section 1.2 that are held under lease or similar agreement with a third party and to whom SMI has a similar pre-existing obligation to relinquish such Property; and provided, further, that if the lease or other agreement with the third party does not preclude a transfer to Owner, Owner shall have the right to elect to receive a transfer of such rights, but which right must be exercised within thirty (30) days after SMI's required notice to Owner. For avoidance of doubt, the Parties acknowledge that Owner may elect to take ownership of all, none or some portion of the Relinquished Property, in Owner's discretion. Upon delivery of such deed or transfer, all of SMI's rights, title, interest and obligations with respect to the Relinquished Property shall terminate, except that: (1) SMI shall perform its reclamation obligations under Section 11.3, and (2) if the Relinquished Property includes unpatented mining claims and notice of relinquishment is provided after April 1 of any calendar year, SMI shall be required (as provided in Section 13.3) to make all filings and payments to the Bureau of Land Management ("**BLM**") and to Inyo County to maintain such claims for that calendar year.

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2. WARRANTIES AND REPRESENTATIONS

2.1 By SMI. SMI represents and warrants to Owner that (i) SMI has the full right, power and capacity to enter into and perform this Agreement upon the terms set forth herein, and doing so will not be in breach of any other agreement to which SMI is a party, (ii) SMI is a corporation in good standing under the laws of Nevada, (iii) all transactions contemplated herein and any corporate or other actions required to authorize SMI to enter into and perform this Agreement have been properly taken, (iv) the person signing this Agreement for SMI has proper corporate authority to do so, and (v) SMI agrees not to encumber title to the Property while this Agreement is in effect.

2.2 By Owner. Owner represents and warrants to SMI that:

(i) the Owner has the full right, power and capacity to enter into and perform this Agreement upon the terms set forth herein, and doing so will not be in breach of any other agreement to which Owner is a party,

(ii) each of the individuals comprising Owner is unmarried,

(iii) Owner agrees not to encumber title to the Property while this Agreement is in effect,

(iv) to the best of Owner's knowledge and belief, all unpatented mining claims included in the Property (a) have been located in accordance with applicable laws of the United States and the State of California, and the location notices thereof have been timely recorded/filed with the Recorder of Inyo County and California State Office of the Bureau of Land Management, (b) the claim maintenance fees required to maintain the mining claims have been timely filed and the annual affidavit required by California law has been timely filed. (c) the claims are free and clear of defects, liens and encumbrances; (d) the Owner has no knowledge of conflicting mining claims; (e) subject to the paramount title of the United States and except as set out in Exhibit A hereto, the Owners are the sole owners and have the exclusive possession thereof, free and clear of all claims, liens, title defects or encumbrances; provided, however, the Owner make no representations regarding the validity or appropriateness of mining claims staked within the adjacent wilderness area or the "cherry stem" constituting the road within the area,

(vii) Owner has delivered all information concerning title to the Property in its possession to SMI,

(viii) with the exception of recommendations to expand an adjacent wilderness area, there are no pending or threatened actions, suits, claims or proceedings with respect to the Property,

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(ix) each Owner: satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the 1933 Act; understands and agrees that offers and sales of any of the SMI Shares will be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws; understands and agrees not to engage in any hedging transactions involving any of the SMI Shares unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws; is acquiring the SMI Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the SMI Shares in the United States or to U.S. Persons; acknowledges that SMI is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of SMI contained in the Agreement, and the Owner will hold harmless SMI from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Owner not being true and correct; the Owner has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the SMI Shares and, with respect to applicable resale restrictions, is solely responsible (and SMI is not in any way responsible) for compliance with applicable resale restrictions; the Owner and the Owner's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from SMI in connection with the acquisition of the SMI Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by SMI without unreasonable effort or expense; the books and records of SMI were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the SMI Shares under the Agreement have been made available for inspection by the undersigned, the Owner's attorney and/or advisor(s); is not aware of any advertisement of any of the SMI Shares and is not acquiring the SMI Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; no person has made to the Owners any written or oral representations: (a) that any person will resell or repurchase any of the SMI Shares; (b) that any person will refund the purchase price of any of the SMI Shares; (c) as to the future price or value of any of the SMI Shares; or (d) that any of the SMI Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the SMI Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of SMI on the OTC Bulletin Board; the Owner is acquiring the SMI Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the SMI Shares; neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed

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on the merits of the SMI Shares; acknowledges and agrees that SMI will refuse to register any transfer of SMI Shares not made in accordance with the provisions of Regulation S under the 1933 Act, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act;

(ix) the representations and warranties of Owner set forth above are the joint and several obligations of each of the persons comprising Owner. Owner specifically makes no representations or warranties related to (a) the applicability of the mineral land laws to the land upon which the Property has been located, (b) the existence of a mineral discovery within the unpatented mining claims included within the Property, or (c) the accuracy of any data or technical information furnished by Owner to SMI either before or subsequent to the execution of this agreement.

2.3. Owners Undertaking

(i) Pursuant to British Columbia Instrument 51-509 – *Issuers Quoted in the U.S. Over-the-Counter Markets* ("BCI 51-509") a subsequent trade in the SMI Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the *Securities Act (British Columbia)* R.S.B.C. (1996) (the "B.C. Securities Act")) unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the SMI Shares (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend (the "B.C. Legend") specified in BCI 51-509.

(ii) The Owners each represent and warrant that they are not residents of British Columbia and undertake not to trade or resell any of the SMI Shares received by them pursuant to this Agreement in or from British Columbia. The Owners understand and agree that SMI and others will rely upon the truth and accuracy of these representations and warranties and agree that if such representations and warranties are no longer accurate or have been breached, the respective Owner will immediately notify SMI.

(iii) By executing and delivering this Agreement and as a consequence of the representations and warranties made by the Owners in this section, the Owners will have directed SMI not to include the B.C. Legend on any certificates representing the SMI Shares to be issued to the Owners hereunder. As a consequence, the Owners will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the SMI Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of the B.C. Securities Act.

(iv) If the Owner wishes to trade or resell any of the SMI Shares in or from British Columbia, the Owner agrees and undertakes to return, prior to any such trade or

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resale, any certificate representing the SMI Shares to SMI's transfer agent to have the B.C. Legend imprinted on such certificate or to instruct SMI's transfer agent to include the B.C. Legend on any ownership statement issued under a direct registration system or other book entry system.

3. CONDITIONAL TRANSFER AND EXPLORATION AND DEVELOPMENT RIGHTS AND CLOSING CONDITIONS

3.1 Conditional Transfer. Within ten (10) days after the Closing Date, Owner shall conditionally transfer the Property to SMI using a deed substantially in the form attached hereto as **Exhibit B** (the "**Transfer Deed**"), in accordance with and subject to all the terms and conditions of this Agreement, which Transfer Deed shall reserve to Owner the Royalty provided for herein. Owner's conveyance of the Property shall be secured by a duly executed and recordable reconveyance deed in the form attached hereto as **Exhibit C** (the "**Reconveyance Deed**"), which shall be held in escrow in the Law offices of DeConcini McDonald Yetwin & Lacy, P.C., with instructions to deliver the Reconveyance Deed to Owner upon the termination of this Agreement caused by any breach thereof by SMI. SMI shall execute and deliver the Reconveyance Deed to Owner's counsel prior to Owner's obligation to deliver to SMI the Transfer Deed. Within thirty (30) days after the Transfer Deed is recorded, SMI shall prepare and file with the BLM a notice of transfer of interest for all unpatented mining claims within the Property, pay all required filing fees, and provide a copy of the same to Owner.

3.2 Definitions. As used in this Agreement, the following terms shall have the following definitions:

"Closing Date" means August 31, 2009, or such other earlier date as the Parties may mutually agree on.

"Explore" and "Prospect" shall mean, subject to the existence of appropriate permits, entering and conducting all means and methods of search above and below the surface, with or without machinery and equipment, including, but without being limited to:

a) Conducting geologic, geophysical, geochemical and other exploration studies and tests.

b) Digging or excavating pits, adits, shafts and other types of excavation.

c) Drilling test holes.

d) Excavating drill hole sites, sumps and mud pits.

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e) Constructing roads reasonably required for ingress, egress, access to work and campsites, and communication.

f) Extracting and removing samples in non-commercial quantities for the purpose of collecting information and making analyses and tests.

g) Building camp and other facilities to service exploration operations.

"Development" or "Develop" shall include (without limitation) all preparation for the removal and recovery of Minerals from the Property, including the preparation of a feasibility study, and construction or installation of a mill or any other improvements to be used for the mining, handling, milling, processing or other beneficiation of Minerals recovered from the Property.

"Mine" shall mean the mining, extracting, producing, handling, milling or other processing of Minerals for commercial sale.

"Minerals" shall mean any and all mineral substances of any nature as may be subject to location under the General Mining Law of the United States, together with any rights to sand, gravel and other common minerals or materials that may be exercised by virtue of holding such mining claims or that may be otherwise obtained by SMI.

3.3 Conditions to Obligations of SMI. The obligation of SMI to close under this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by SMI:

(i) all actions to be taken by the Owner in connection with the transactions contemplated hereby and all instruments and documents required to be delivered by the Owner to convey the Property to SMI or incident therewith.

(ii) the representations and warranties of the Owners in this Agreement shall be true and correct as of the Closing Date in all material respects, the Owner shall have performed and complied in all material respects with all of their obligations under the Agreement.

4. PAYMENTS TO OWNER

4.1 SMI Shares.

A. On the Closing Date, SMI shall issue and deliver to Owner two hundred thousand (200,000) shares (the "Initial SMI Shares") of SMI common stock (each an "SMI Share").

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B. On January 4, 2010, SMI shall issue and deliver to Owner Two Million Three Hundred Thousand SMI Shares to be held in escrow pursuant to the provisions of the escrow agreement of even date herewith to be entered into by the parties hereto and the escrow agent in the form attached hereto as Exhibit E and released to the Owner in accordance with the following schedule:

C. All of the SMI Shares described above shall be issued and delivered to the individual Owner in proportion to Owner's interest in this Agreement (that is 85% to Steven Van Ert and 15% to Noel Cousins)

D. Owner acknowledges that the stock certificates evidencing the SMI Shares may carry a legend indicating that the shares have not been registered under the Securities Act of 1933, as amended, and are restricted securities for purposes of U.S. federal securities laws. SMI represents that such securities require an initial one year holding period from the date that SMI ceases to be a "shell company" as such term is defined in Rule 405 of the Securities Act of 1933 (the "1933 Act") and files current "Form 10 information" as such term is defined in Rule 144 of the 1933 Act reflecting its status as an entity that is no longer a "shell company", before they can be offered for sale but agrees that in any case the restrictions imposed on SMI shares granted to Owner under this Agreement may not exceed restrictions on similarly situated securities. The removal of the restrictive legend is done by request of Owner through a selling broker to the Transfer Agent and includes an opinion letter from SMI counsel. If SMI's stock is registered on the Toronto Stock Exchange or any other stock exchange, Owner may elect to take any or all shares to which it is entitled hereunder through that exchange upon notice to SMI.

E. Representations and Warranties Regarding Shares. SMI represents and warrants to Owner as follows with respect to all SMI shares issued or to be issued to Owner in connection with this Agreement (including the shares contemplated in Section 6.1 below):

(1) Capitalization. The authorized capital of SMI consists, on the Closing Date, of 375,000,000 shares of common stock, 48,750,000 shares of which are issued and outstanding. All of the outstanding shares of common stock have

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been duly authorized, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. If a change in capitalization affecting the SMI Shares, such as a subdivision, consolidation or reclassification of the SMI Shares or other relevant changes in SMI Shares, including any adjustment arising from a merger, acquisition or plan of arrangement, SMI will make such proportionate adjustments, if any, as appropriate to reflect such change with respect to the number of SMI Shares issued to Owner.

(2) Valid Issuance of Shares. All SMI shares, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws or applicable exchange requirements. The shares will be issued in compliance with all applicable federal and state securities laws and all applicable exchange requirements.

(3) Disclosure. SMI has made available to Owner all the information reasonably available to SMI that Owner has requested concerning the shares. No representation or warranty of SMI contained in this Agreement, and no certificate furnished or to be furnished to Owner under this Agreement, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4.2 Payments to Owner.

A. Initial Payment. SMI shall pay to Owner on the Closing Date the sum of $200,000 (the "Initial Payment"), which will be paid in accordance with each Owner's interest in the Property ($170,000 to Steven Van Ert and $30,000 to Noel Cousins). Such payment shall not be credited toward any other obligation of SMI.

B. Royalty and Minimum Royalty. Unless this Agreement has been terminated prior to the dates set forth below, SMI shall pay Owner (allocating 85% to Steven Van Ert and 15% to Noel Cousins), a Royalty described in Section 5 of this Agreement and the following payments as a minimum payment against the Royalty payable on an annual basis for Royalty payable during the fiscal year measured by the annual anniversary of the Effective Date as follows:

First Anniversary	$150,000
Second Anniversary	$200,000
Third Anniversary and annually thereafter on or before the annual anniversary of the Effective Date	$250,000

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All such payments shall be paid to each Owner according to his pro-rata ownership interest. Such payments may be made in currency or by check of SMI or its agent (at the option of SMI), and said payments shall be made to Owner in the manner and at the addresses specified in Section 15. Beginning with the payment due on or before August 1, 2013, the minimum royalty shall be increased by the amount of the positive percentage of increase in the Consumer Price Index, All Urban Consumers (CPI-U) ("CPI" herein), as published by the United States Department of Labor, Bureau of Labor Statistics, in Survey of Current Business. The base figure for such computation shall be the CPI statistics published for August, 2009, and the minimum Royalty due thereafter shall be adjusted using the positive percentage of increase of the CPI from the base to figure published for the month two months before the due date of such payment.

4.3 Registration of Consideration Shares. SMI hereby agrees to file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-1 (the "Registration Statement"), or on such other form as is available, registering the resale of the Consideration Shares. SMI agrees to use its best efforts to cause the Registration Statement to be declared effective by the SEC. SMI further agrees to keep the Registration Statement effective pursuant to Rule 415 of the 1933 Act until the earlier of (i) the date that is one year following the effective date of the Registration Statement; and (ii) upon the termination of this Agreement caused by any breach thereof by Owner. All expenses incurred in connection with the filing and registration of the Registration Statement, including without limitation, all registration, qualification fees, printers, legal and accounting shall be paid by SMI.

4.4 Legends. The issuance of the SMI Shares to the Owners as contemplated herein will be made in reliance on an exemption from the registration and prospectus filing requirements contained in Rule 506 of Regulation D of the 1933 Act. The Owners acknowledge that the SMI Shares to be issued pursuant to the terms of this Agreement are "restricted securities" within the meaning of the 1933 Act and will be issued to the Owners, in accordance with Regulation D of the 1933 Act. Any certificates representing the SMI will be endorsed with the following legend in accordance with Regulation D of the 1933 Act:

> **THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE**

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SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

5. ROYALTIES

5.1 Production Royalty. Subject to Section 6 of this Agreement, SMI shall pay to Owner, as a production royalty (the "**Royalty**"), four percent (4.0%) of the Net Smelter Returns from all Minerals mined and removed from the Property. Notwithstanding any provision of this Agreement to the contrary, the Royalty shall be payable only with respect to Minerals that are ultimately and actually recovered and for which SMI receives payment or consideration. SMI shall have no obligation to pay any Royalty on Minerals extracted from the Property for testing purposes, including without limitation for bulk samples, assays, geochemical analyses, amenability to milling and recovery determinations, pilot plant tests and test trommel operations, unless and until such Minerals are subsequently sold.

5.2 Net Smelter Returns. The term "**Net Smelter Returns**" as used herein shall mean the actual sale proceeds received by SMI from the sale of Minerals to a smelter, refinery or other processor (as reported on the smelter settlement sheet) less only the following expenses actually incurred and borne by SMI: (i) the actual costs of freighting or transporting said Minerals from the mine or mill to the point or points of sale (including without limitation costs of loading, transporting and insuring the ores, metals, minerals and concentrates in transit), unless already deducted by the purchaser; and (ii) all charges and costs of or relating to smelting and refining (including without limitation sampling, assaying and weighing charges), unless already deducted by the purchaser. If such smelter is owned or controlled by SMI or any of its affiliates, then charges, costs and penalties for such operations shall mean (for the purposes of calculating Net Smelter Returns) the amount that SMI would have incurred if such operations were carried out at facilities not owned or controlled by SMI then offering comparable services for comparable products on prevailing terms. For avoidance of doubt, in calculating Net Smelter Returns there shall not be any deduction for any costs of mining, or any costs of transporting Minerals to the mill, or any costs of processing Minerals other than said smelting and refining costs.

5.3 Royalty Payments.

A. Generally. Royalty payments shall be made by SMI, in accordance with Section 15, on or before the last day of each calendar month for all Minerals sold during the preceding calendar month by SMI.

B. Provisional Payments. If any Royalty becomes due and payable hereunder prior to final settlement with a smelter, refiner or other bona fide purchaser, or prior to SMI's final determination, in accordance with Section 13.4, of all of the facts necessary to calculate the amount of Royalty payable to Owner with respect to commingled Minerals, then SMI shall pay to Owner a provisional Royalty based upon SMI's then current estimates of such facts and the preliminary settlement with the smelter, refiner or

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other bona fide purchaser. Payments of provisional Royalty shall be subject to subsequent adjustment in accordance with Section 5.3.C.

C. Adjustments. If SMI determines that any Royalty payment made pursuant to this Agreement was underpaid or overpaid, then SMI shall correct such overpayment or underpayment by adjustment to the amount of the next subsequent payment.

D Taking In Kind. Owner may, by notice to SMI, elect to receive Royalty in the form of doré, in which case Owner shall make arrangements for the acceptance and transfer of doré as will accommodate SMI's normal shipping schedule. For purposes of determining the credits for minimum royalty obligations, the value of Royalty taken in kind shall be based on the contained value of such ores or concentrates as of the date of delivery to Owner. Contained value shall be based on assays performed as a part of the sale by SMI of similar doré and the spot metal prices published in *Metals Week* or other generally acceptable industry guide for the date of transfer.

E. Statement. At such time as SMI makes any payment of Royalty or provisional Royalty to Owner, SMI shall provide Owner a brief written statement setting forth the manner in which such payment of Royalty or provisional Royalty was calculated and shall include settlement sheets and such other documentation as will allow Owner to readily understand and verify the calculation of the Royalty payment.

5.4 Audits. All Royalty payments made during each calendar year shall be considered final and in full satisfaction of all obligations of SMI with respect thereto (except in the event of fraud or intentional misrepresentation), unless Owner gives SMI written notice describing and setting forth a specific objection to the determination thereof within six (6) months following the end of the calendar year during which such Royalty payments were paid. Owner shall have the right, upon reasonable notice and at reasonable times, to have SMI's accounts and records relating to mining operations and Royalty calculations audited by an independent auditor. If such audit determines that there has been a deficiency or an excess in the payment(s) made to Owner, such deficiency or excess shall be resolved by adjusting the next monthly Royalty payment due hereunder, or by direct payment if no monthly Royalty payment follows the audit determination, or such payment is insufficient to fully adjust for such deficiency or excess. Owner shall pay all costs of such audit unless a deficiency of five percent (5%) or more of the amount due to Owner is determined to exist. SMI shall pay the costs of such audit if a deficiency of five percent (5%) or more of the amount due to Owner is determined to exist. All books and records used by SMI to calculate Royalty due hereunder shall be kept in accordance with GAAP, consistently applied. Failure on the part of Owner to provide a notice of objection within the six-month period shall establish the correctness and preclude the filing of exceptions thereto or making of claims for adjustment thereon (by either Party) except where fraud or intentional misrepresentation can be shown.

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5.5 Other Minerals. If non-metallic minerals are produced from the Property, Owner shall be entitled to a production royalty of eight percent (8.0%) of the gross receipts received by SMI for the sale of such non-metallic minerals, without any deductions therefrom.

6. REDUCTION IN ROYALTY

6.1 Owner's Election to Reduce Royalty. At such time as SMI completes a final feasibility study (the "Feasibility Study") and delivers the same to Owner, the Royalty shall, at Owner's election, be reduced by one and one-half percent (the "**Royalty Reduction**"). Upon the occurrence of the Royalty Reduction, the Parties shall close the purchase and sale of the one and one-half percent (1.5%) Royalty interest at a closing (the "**Royalty Reduction Closing**") to be held at 10:00 a.m. on the date that is ten (10) days following Owner's receipt of the Feasibility Study, at a location specified by Owner in its notice, unless the Parties otherwise mutually agree. At the Royalty Reduction Closing, the following shall occur: (i) SMI shall deliver to Owner an appropriate release of the restriction on the SMI Shares and (ii) Owner shall deliver to SMI a duly executed conveyance substantially in the form attached hereto as **Exhibit D** of one and one-half percent (1.5%) of the Royalty payable on the production of Minerals from the Property. If the Royalty Reduction Closing occurs, then the Royalty accruing under this Agreement shall be owned as follows:

Owner:	2.5%
SMI:	1.5%

The royalty on non-metallic minerals shall be unaffected by any Royalty Reduction Closing.

7. WORK COMMITMENT

7.1 Work Commitment Obligation. Until such time as Minerals are being mined from the Property in commercial quantities, SMI shall expend to Explore, Prospect or Develop the Property a minimum of One Hundred Thousand Dollars ($100,000) during each annual period measured by the Effective Date of this Agreement. Such expenditures, in addition to the work defined herein, may include the payment of Claim Maintenance Fees required by federal law or regulations but shall not include corporate overhead charges. Any expenditure in excess of the required annual amounts may be carried forward or credited toward any subsequent year's work obligation. All expenditures shall be made on or for the benefit of the Property. Within thirty (30) days after the end of each annual period, SMI shall deliver to Owner a written accounting and summary of monies spent on the Property for the work undertaken to satisfy the work obligation.

7.2 Payment in Lieu. If SMI fails to perform the minimum work requirement for any particular year, SMI may elect, in its sole discretion, to pay Owner the difference between the annual work obligation as set forth in Section 7.1 for the year in question and the cost of the work actually performed during that year and, upon such payment, SMI shall be deemed to have satisfied in full the minimum work requirement for that year. If SMI fails to perform the

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minimum work requirements for any particular year and elects not to make the payment described in the preceding sentence, and subject to SMI's right to contest the default under Section 11.2, Owner may declare this Agreement terminated by providing written notice thereof to SMI and the Property shall be reconveyed to Owner.

7.3 Force Majeure. If SMI is delayed or interrupted in or prevented from performing its minimum work requirement by reasons of "force majeure," then, and in all such cases, SMI shall be excused, without liability, from performance of its obligations (except as to its obligation to pay the claim maintenance fees), but the provisions shall again come into full force and effect upon the termination of the period of delay, prevention, disability or condition. SMI shall notify Owner of the beginning and ending date of any period of force majeure. "Force majeure" includes all disabilities arising from causes beyond the reasonable control of SMI; including, without limitation, acts of God, accidents, fires, damages to facilities, labor troubles, unavailability of fuels, supplies and equipment, orders or requirements of courts or government agencies, or the inability to obtain environmental clearance or operating permits that may be required by governmental authorities. This provision shall not be interpreted to excuse SMI from the timely payment of Minimum Royalty or the release of the restrictions on the sale of SMI Shares.

8. ACCESS AND INSPECTION

Owner or its duly authorized representatives shall be permitted to enter on the Property and the workings thereon of SMI at all reasonable times for the purpose of inspection, but in such a manner as not to unreasonably hinder the operations of SMI. Owner shall indemnify and hold harmless SMI from and against all claims, demands and liabilities arising from or relating to such entry or inspection, except to the extent caused by SMI's negligence or willful misconduct.

9. DELIVERY OF DATA

SMI agrees to furnish to Owner all geologic or other data generated by SMI. Data shall be provided on November 1 of each year during continuance of this Agreement, to update Owner on data gathered between those dates. SMI shall furnish Owner copies of all basic maps, drill logs, engineering and geological data, and other factual data and factual material pertaining to the Property prepared by or for SMI (including interpretative data); provided, however, that: (1) SMI shall be under no obligation whatsoever to provide Owner with any financial information or any information regarding proprietary techniques or processes; (2) Owner shall rely and act on all information provided by SMI at Owner's sole risk; and (3) SMI shall have no liability on account of any such information received or acted on by Owner. Any non-public information received by Owner under this provision that is specifically marked by SMI as confidential shall be held as confidential at all times that this Agreement is in effect. SMI agrees to allow Owner or its agent (duly authorized in writing) to examine, at its place of storage, and take possession and ownership of any core or drill cuttings from the Property that were retained by SMI after termination of this Agreement. Owner shall have thirty (30) days within which to remove, at Owner's sole cost, such

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core or cuttings as Owner chooses to remove. SMI shall not be liable for the loss or destruction of core or cuttings not removed within the said thirty (30) day period.

10. TITLE

10.1 Title Defects and Cure. If (1) in the reasonable opinion of SMI's counsel, Owner's title is defective, or (2) Owner's title is contested or challenged by any person, entity or governmental agency and Owner is unable or unwilling to promptly correct the defects or alleged defects in title, SMI may attempt, with all reasonable dispatch, to perfect, defend or initiate litigation to protect Owner's title, at SMI's sole risk and expense. All such expenses shall be credited as Exploration Expenditures. In that event, Owner shall execute all documents and shall take such other actions as are reasonably necessary to assist SMI in its efforts to perfect, defend or protect Owner's title.

10.2 Amendment, Relocation and New Rights. Provided that SMI shall first give notice and obtain approval from the Owner, which approval shall not be unreasonably withheld, SMI shall have the right to relocate, amend or abandon the location of any of the mining claims included in the Property whenever SMI reasonably deems such action desirable in order to perfect the mining claims, cure defective locations, include additional ground in the mining claims, convert the mining claims to mill sites or for any other reason including the right to acquire new rights under any amendment to the current mining laws of the United States. Any such action shall be made by SMI as agent for and in the name of Owner, except to the extent such mining claims are part of the Additional Lands included in this Agreement pursuant to Section 1.2 and such claims are owned by a third party. Any new locations resulting from such actions or relocations shall be deemed part of the Property and shall be subject to all of the terms and conditions of this Agreement.

10.3 Lesser Interest. If Owner's title to any mining claim or other parcel or tract within the Property from which production is made is less than 100% and which cannot be cured by amendment or relocation as specified above, then the Royalty payable under this Agreement shall be reduced to the same proportion as the undivided right and title actually owned by Owner bears to the entire undivided right and title to that claim, parcel or tract from which such production is made. All other payments and obligations required hereunder shall remain the same regardless of any actual or alleged title defects or lesser interest.

10.4 No Limitation. Nothing herein contained and no notice or action that may be taken under this Section 10 shall limit or detract from SMI's right to terminate this Agreement at any time.

10.5 Liability. SMI at any time may withdraw from or discontinue any action, activity or application undertaken or initiated by it pursuant to Section 10.1 or 10.2. SMI shall not be liable to Owner in any way (except for payment of any costs or obligations accrued before such withdrawal or discontinuance) if Owner is unsuccessful in, withdraws from or discontinues any such action, activity or application.

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10.6 After-Acquired Title. If Owner subsequently acquires any further right, title or interest in or to the Property, Owner shall promptly provide SMI with written notice thereof, and such right, title and interest shall, without payment of additional consideration, become part of the Property subject to all of the terms and conditions of this Agreement. This provision does not apply to any Additional Lands acquired by the parties under Section 1.2.

11. TERMINATION AND TERM

11.1 By SMI. SMI shall have the right to terminate this Agreement at any time upon notice to Owner specifying an effective termination date provided that if such notice of termination is after April 1, SMI shall pay the claim maintenance fee due on or before September 1 (the "Claim Maintenance Fees"). Notwithstanding the foregoing if the Agreement is terminated by SMI as a result of any default by Owner in performing any of its obligations herein or any breach of the terms hereof by Owner, SMI shall not be required to pay the Claim Maintenance Fees. Upon the effective date of such notice, this Agreement shall automatically terminate without further action of the Parties, and SMI shall have no further rights or obligations hereunder other than such as have accrued prior to the date of such termination and those specified in Section 11.3.

11.2 Default/Termination by Owner. If SMI shall be in default in making any payment or performing any other obligation herein, Owner may give written notice to SMI of such default, setting forth in such notice the nature and details of such default. SMI shall have thirty (30) days after receiving a notice of default to remedy a default in payment, and thirty (30) days after receiving a notice of default with respect to any other default in which to commence to cure such default and thereafter to diligently prosecute such cure until completion. If SMI fails to cure or commence to cure the default within the times specified, or if SMI fails to contest such default by written notice to Owner within fifteen (15) days after receiving a notice of default from Owner, Owner may terminate this Agreement by written notice to SMI. If SMI contests the existence of a default, SMI shall initiate arbitration proceedings in accordance with Section 12 of this Agreement within the time periods specified above. If SMI disputes the default and the matter is submitted to arbitration, this Agreement and all rights granted to SMI under this Agreement shall not be terminated in whole or in part by Owner unless the arbitrator determines that SMI is in default and thereafter SMI fails to cure the default within the period specified in the arbitrator's decision or sixty (60) days after such default has been confirmed in arbitration, whichever is longer.

11.3 Removal of Equipment/ Reclamation. Following the termination of this Agreement pursuant to Section 11.1 or 11.2, SMI shall have no further rights or obligations hereunder other than such as have accrued prior to the date of such termination, except as provided in this Section 11.3. SMI shall within one hundred and twenty (120) days from the termination of the Agreement remove all structures, machinery, equipment and other property of every description placed upon the Property, provided that SMI shall not remove any underground ladders or timbers or stulls required for support of mine openings. All drill, mining, and other roads, sites, excavations and disturbances made by SMI shall be reclaimed to the written satisfaction of all federal, state and local regulatory

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agencies, except for any that Owner specifically directs in writing to be left in place. Such exceptions will become the sole responsibility of Owner who will assume liability and reclamation responsibility for such exceptions. The Property shall be left in a safe condition and in full compliance with all federal, state, county and local regulations and ordinances pertaining to reclamation and the environment including the backfill or fencing of any mining areas. If SMI does not remove its structures, machinery or equipment during such period, Owner may, at its sole election, make arrangements to do so and the cost thereof shall be borne by SMI, or sell the equipment and retain any proceeds from such sale.

11.4 Survival. All representations, warranties and other provisions of this Agreement containing rights and obligations that are intended to continue beyond the termination of this Agreement shall survive such termination and remain in effect until their existence is of no benefit to either Party.

12. ARBITRATION

12.1 Resolution of Disputes. Any dispute, controversy or claim arising out of or relating to this Agreement or the subject matter of this Agreement, or the breach, termination or validity of this Agreement, shall be settled by binding arbitration as provided in this Section 12.

12.2 Appointment of Arbitrator. There shall be one arbitrator appointed by the Parties who shall be disinterested in the dispute, controversy or claim, shall have no connection with any Party and shall have knowledge or experience in the general subject matter to be arbitrated. If the Parties fail to agree on an arbitrator within twenty (20) days after arbitration is initiated, the Parties shall each submit the names of three arbitrators to the then current Executive Director of the Rocky Mountain Mineral Law Foundation who shall select the arbitrator from the names so submitted.

12.3 Procedures. The place of arbitration shall be at a location designated by the Arbitrator. If the Parties do not agree on a procedure, the then current Commercial Arbitration Rules of the American Arbitration Association shall apply to the extent they are not inconsistent with this Section. The arbitrator shall apply the law as made applicable by the Agreement. Unless the procedure for discovery is otherwise agreed to by the Parties, the arbitrator, at the request of a Party, shall establish rules for pre-hearing discovery which shall comport with due process, expeditious determination of the issues and fairness. Unless otherwise agreed by the Parties, the depositions of no more than two witnesses on each side may be taken without the consent of the arbitrator. The Federal Rules of Civil Procedure shall govern all aspects of the depositions, including admissibility.

12.4 Award. The decision in the arbitration shall be rendered, unless otherwise agreed by the Parties, no later than thirty (30) days after the date the hearings were closed. The decision of the arbitrator shall be in writing and shall be final and binding on the Parties. If the Parties settle the dispute in the course of arbitration, such settlement shall be approved by the arbitrator

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on request of either Party and become the award. The arbitrator shall award reasonable attorney fees, arbitration fees and related costs incurred by the prevailing Party to the prevailing Party.

13. OPERATIONS AND RELATED RIGHTS AND OBLIGATIONS

13.1 Conduct of Operations. SMI shall conduct its operations hereunder in a good and miner-like manner, and shall strictly and fully comply with all applicable federal, state and local laws, rules, regulations and ordinances. SMI shall obtain all required or applicable regulatory permits and authorizations, and post all required or applicable reclamation bonds, before making any disturbance on the Property. Nothing contained herein shall be construed, and no covenants shall be implied, to require SMI to open or develop any mine or mines on the Property or to perform any exploration, development or other work thereon at any time that SMI in its discretion determines not to conduct such activities, so long as SMI complies with the express requirements of this Agreement. Whether or not any such exploration, development, mining or other activities shall at any time be conducted and the location, manner, method, extent, rate and timing of such activities shall be determined within the sole and absolute discretion of SMI. Whenever SMI deems it necessary or advisable, it may discontinue or resume Exploration or Development, from time to time during the term hereof.

13.2 Protection from Liens. SMI agrees to pay all expenses incurred in connection with its operations hereunder and to permit no liens arising from any act of SMI or its agents or contractors to remain upon the Property.

13.3 Annual Claim Maintenance Requirements. SMI shall perform all work, filings and payments required to maintain the Property pursuant to federal, state and county laws or regulations during the term of this Agreement. SMI shall pay all annual fees required to maintain the Property to the BLM on or before April 1 of each year, and shall provide Owner with evidence of such payment. SMI shall prepare and timely record each year with Inyo County appropriate affidavits documenting the intent to maintain the Property. SMI shall pay the claim maintenance fees for the assessment year beginning September 1, 2009, on or before August 31, 2009.

13.4 Commingling. SMI shall have the right of mixing or commingling, at any location and either underground or at the surface, any ores, metals, Minerals or mineral products from the Property and other properties, provided that SMI first shall provide to Owner a written statement describing in detail how commingling will be done. Owner shall then have thirty (30) days to object to such procedures. Any commingling dispute not resolved by the Parties within thirty (30) days thereafter shall be resolved by arbitration as provided herein. Such authorized commingling procedures shall be followed at all times prior to any mixing or commingling by SMI, and such procedures shall be the basis of allocation of the Royalty payable to Owner under this Agreement in the event of a sale by SMI of Minerals so mixed or commingled.

13.5 Open Historic Mine Workings or Pits. SMI shall undertake to fill, fence or otherwise

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secure and place appropriate signage on any open historic mine workings or pits presently on the Property. Such action shall be undertaken by SMI on an on-going basis as a regular part of its activities on the Property but need not take priority over other work unless required to do so by any governmental authority.

13.6 Permits and Approvals. Owner understands that SMI may make efforts to obtain permits, licenses, rights, approvals or authorizations from governmental or private persons or entities in connection with the exercise by SMI of its rights under this Agreement. Upon request by SMI, Owner shall assist and cooperate fully with SMI in any such endeavors, including without limitation by the execution of pertinent documents, so long as such requests are reasonable and Owner is not required to incur more than nominal expense in doing so.

13.7 Indemnification and Insurance. SMI shall indemnify Owner against and hold Owner harmless from any suit, claim, judgment, demand or liability whatsoever arising out of SMI's ownership of the Property or any of the activities of SMI or its agents or contractors in the exercise of any of its rights pursuant to this Agreement. SMI shall maintain reasonable insurance (measured by acceptable industry practice) to support the indemnification required by this Agreement as a comprehensive form of general liability for each occurrence for combined bodily injury and property damage and shall name Owner as a co-insured under such policies.

13.8 Public Statements. SMI may make such public statements as it deems appropriate but shall not name or disclose the names of Owner without written permission of Owner prior to any such disclosure, unless such disclosure is required under applicable securities laws.

14. ASSIGNMENTS AND TRANSFERS

SMI may not assign or otherwise transfer its interest in this Agreement without Owner's prior written consent in each instance, which shall not be unreasonably withheld. Owner may transfer its interest in this Agreement without restriction. No assignment or transfer shall be effective against the non-transferring party until that party receives written notice of the transfer in accordance with Section 15. Any permitted transfer shall be binding upon and extend to the successors, heirs and assigns of the Parties.

15. NOTICES AND PAYMENTS

15.1 Notices. Any notice required to be given to Owner hereunder shall be in writing and shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed as follows:

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Noel Cousins
P.O. Box 37061
Tucson, AZ 85740

and any notice given to SMI shall be in writing and shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed as follows:

Mal Bains, sole director and officer
7445 132nd Street, Suite 2008
Surrey, BC Canada V3W 5S8
Tel: (604) 681-3611

Either Party may, by notice to the other given as aforesaid, change its mailing address for future notices. All such notices shall be effective upon personal delivery or upon the deposit thereof in the United States mail with postage prepaid and addressed as aforesaid.

15.2 Payments. All payments to Owner and all deliveries of shares to Owner shall be allocated between the two persons constituting Owner as provided herein, and shall be delivered in accordance with Section 15.1 above. Either of the persons constituting Owner may from time to time notify SMI to deliver payments or shares to a bank account or agent, and SMI shall comply with such notices.

16. TAXES

16.1 Real and Personal Property Taxes. During the term of this Agreement (and thereafter if the Option is exercised), SMI shall timely pay all ad valorem and real property taxes and assessments levied upon, assessed against or relating to the Property and all taxes and assessments levied or assessed upon or against the personal property of SMI located on or about the Property. Upon termination of this Agreement (other than by exercise of the Option), any applicable taxes shall be prorated as of the effective date of termination, provided, however, that if SMI's activities have resulted in a different taxing status of the Property, SMI shall remain responsible for any increase in taxes until the new taxing status is removed unless Owner consents to such new taxing status.

16.2 Taxes Related to Operations. During the term of this Agreement (and thereafter if the Option is exercised), SMI shall pay all taxes, assessments and fees imposed or assessed in connection with the production of Minerals from the Property or other activities of SMI pursuant to this Agreement, including without limitation any net proceeds, production, occupation, sales, severance, privilege, or other similar or related taxes.

16.3 Cooperation. Owner shall promptly furnish to SMI all bills, demands, notices or statements received by Owner that relate to any tax, assessment or fee for which SMI is responsible under the provisions of this Section 16.

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17. CLOSING

17.1 Closing. Closing of the transactions contemplated herein shall take place at 9:00 a.m. local time in the offices of _______________, on the Closing Date.

17.2 Closing Deliveries of SMI. SMI shall execute, where applicable, and deliver to the Owner at the Closing the following: (i) the Initial Payment; (ii) the Initial SMI Shares; and (iii) executed counterparts of the Agreement, the Escrow Agreement, the Transfer Deed, the Reconveyance Deed, and the Royalty Conveyance and all instruments or documents required to be delivered by SMI in connection therewith or incident thereto.

17.3 Closing Deliveries of Owners. Owners shall execute, where applicable, and deliver to SMI at the Closing: (i) the Title Opinion; (ii) executed counterparts of the Agreement, the Escrow Agreement, the Transfer Deed, the Reconveyance Deed, and the Royalty Conveyance and all instruments or documents required to be delivered by Owners in connection therewith or incident thereto (iii) any substantive information about the Property required for completion of any required public disclosure of the transactions contemplated in this Agreement.

18. GENERAL

18.1 Governing Law. This Agreement shall be governed by the laws of the State of California, and by the laws, rules and regulations of the United States of America applicable to the location and possession of, and title to, the mining claims subject hereto.

18.2 Interpretation and Enforcement. If any court or administrative body (including any arbitrators under Section 12) of competent jurisdiction determines that any provision of this Agreement is unenforceable, illegal or in conflict with any federal, state or local law, the Parties shall petition (or shall hereby be deemed to have petitioned) such court or administrative body to reform such provision in such a way as to carry out the intent of the Parties to the maximum extent permissible. However, if the court or administrative body declines to so act, such provision shall be considered severable from the rest of this Agreement and the other provisions of this Agreement shall remain unaffected and in full force and effect, and this Agreement shall be construed and enforced as if it did not contain such provision. Subject to the preceding sentences of this Section 18.2, no modification or alteration of this Agreement shall be effective unless in writing and executed by all Parties. The headings used in this Agreement are for convenience only and shall be disregarded in construing this Agreement. This Agreement shall be construed as though both Parties jointly drafted it. This Agreement may be specifically enforced. In the case of any judicial proceeding, each of the Parties, on behalf of themselves and their successors, hereby attorns to the exclusive jurisdiction of the courts of the State of California or the federal district court for the District of California, as may be applicable, in respect of any disputes arising hereunder, with venue to be in Inyo County, California or the nearest federal court, as the case may be.

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/s/ Steven Van Ert
Steven Van Ert

/s/ Noel Cousins
Noel Cousins

SMI:

SUNGRO MINERALS INC.

/s/ Mal Bains
Mal Bains, sole director and officer

Exhibit A

The “Property” Defined

          The “Property” consists of the following unpatented lode mining claims situated in Inyo County, California, the names of which, the serial number assigned by the California State Office of the Bureau of Land Management and the place of record of the location notice thereof in the official records of Inyo County are as follows:

CLAIM NAME	BLM CAMC #	COUNTY RECORDING #

CM 1	CAMC 267755	96/108

CM 2	CAMC 267756	96/109

CM 3	CAMC 267757	96/110

CM 4	CAMC 267758	96/111

CM 5	CAMC 267759	96/112

CM 6	CAMC 267760	96/113

CM 7	CAMC 267761	96/114

CM 8	CAMC 267762	96/115

CM 9	CAMC 267763	96/116

CM 10	CAMC 267764	96/117

CM 11	CAMC 267765	96/118

CM 12	CAMC 267766	96/119

CM 13	CAMC 267767	96/120

CM 14	CAMC 267768	96/121

CM 15	CAMC 267769	96/122

CM 16	CAMC 267770	96/123

CM 17	CAMC 267771	96/124

CM 29	CAMC 267776	96/129

CM 31	CAMC 267778	96/131

CLAIM NAME	BLM CAMC #	COUNTY RECORDING #

CM 33	CAMC 267780	96/133

CM 40	CAMC 267787	96/140

CM 42	CAMC 267788	96/141

CM 44	CAMC 267789	96/142

CM 63	CAMC 267805	96/158

CM 64	CAMC 267806	96/159

CM 66	CAMC 267808	96/161

CM 67	CAMC 267809	96/162

CM 68	CAMC 267810	96/163

CM 69	CAMC 267811	96/164

CM 70	CAMC 267812	96/165

FAT 147	CAMC 269062	96/1832

FAT 148	CAMC 269063	96/1833

FAT 149	CAMC 269064	96/1834

FAT 150	CAMC 269065	96/1835

FAT 151	CAMC 269066	96/1836

FAT 152	CAMC 269067	96/1837

FAT 153	CAMC 269068	96/1838

FAT 154	CAMC 269069	96/1839

FAT 155	CAMC 269070	96/1840

FAT 156	CAMC 269071	96/1841

FAT 157	CAMC 269072	96/1842

FAT 158	CAMC 269073	96/1843

FAT 159	CAMC 269074	96/1844

FAT 160	CAMC 269075	96/1845

CLAIM NAME	BLM CAMC #	COUNTY RECORDING #

FAT 161	CAMC 269076	96/1846

FAT 162	CAMC 269077	96/1847

FAT 163	CAMC 293573	08/3541

FAT 164	CAMC 293574	08/3540

FAT 165	CAMC 293575	08/3539

FAT 166	CAMC 293576	08/3538

FAT 167	CAMC 293577	08/3537

FAT 168	CAMC 293578	08/3536

FAT 171	CAMC 293568	08/3557

FAT 172	CAMC 293567	08/3556

FAT 173	CAMC 293566	08/3555

FAT 174	CAMC 293565	08/3554

FAT 175	CAMC 293564	08/3553

FAT 176	CAMC 293563	08/3552

FAT 177	CAMC 293562	08/3551

FAT 178	CAMC 293561	08/3550

FAT 179	CAMC 293560	08/3549

FAT 180	CAMC 293559	08/3548

FAT 181	CAMC 293558	08/3547

FAT 182	CAMC 293557	08/3546

FAT 183	CAMC 293556	08/3545

FAT 184	CAMC 293555	08/3544

FAT 185	CAMC 293554	08/3543

FAT 186	CAMC 293553	08/3542

FAT 191	CAMC 293572	08/3561

CLAIM NAME	BLM CAMC #	COUNTY RECORDING #

FAT 193	CAMC 293571	08/3560

FAT 195	CAMC 293570	08/3559

FAT 197	CAMC 293569	08/3558

FAT 199	CAMC 270093	96/4492

FAT 211	CAMC 271324	97/0726

FAT 213	CAMC 271326	97/0728

FAT 215	CAMC 271328	97/0730

FAT 217	CAMC 271330	97/0732

FAT 219	CAMC 271332	97/0734

FAT 221	CAMC 271334	97/0736

FAT 223	CAMC 271336	97/0738

FAT 225	CAMC 271338	97/0740

Mesa #3	CAMC 264621	94/4291

Mesa #21	CAMC 264622	94/5693

Mesa #23	CAMC 264623	94/5694

Mesa #24	CAMC 264624	94/5695

Mesa # 26	CAMC 265625	94/5696

Mesa #4	CAMC 267098	95/4130

Mesa #5	CAMC 267099	95/4131

Mesa #6	CAMC 267100	95/4132

Mesa #7	CAMC 267101	95/4133

Mesa #8	CAMC 267102	95/4134

Mesa #9	CAMC 267103	95/4135

Mesa #10	CAMC 267104	95/4136

Mesa #11	CAMC 267105	95/4137

CLAIM NAME	BLM CAMC #	COUNTY RECORDING #

Mesa #12	CAMC 267106	95/4138

Mesa #13	CAMC 267107	95/4139

Mesa #25	CAMC 267108	95/4140

CMP 1	CAMC 280789	03/1109

CMP 2	CAMC 280790	03/1110

CMP 3	CAMC 280791	03/1111

CMP 4	CAMC 280792	03/1112

CMP 5	CAMC 280793	03/1113

CMP 6	CAMC 280794	03/1114

CMP 7	CAMC 280795	03/1115

MP 1	CAMC 286713	06/5246

MP 2	CAMC 286714	06/5247

MP 3	CAMC 286715	06/5248

MP 4	CAMC 286716	06/5249

MP 5	CAMC 286717	06/5250

MP 6	CAMC 286718	06/5251

MP 7	CAMC 286719	06/5252

MP 8	CAMC 286720	06/5253

MP 9	CAMC 286721	06/5254

MP 10	CAMC 286722	06/5255

MP 11	CAMC 286723	06/5256

MP 12	CAMC 286724	06/5257

MP 13	CAMC 286725	06/5258

MP 14	CAMC 286726	06/5259

MP 15	CAMC 286727	06/5260

CLAIM NAME	BLM CAMC #	COUNTY RECORDING #

MP 16	CAMC 286728	06/5261

MP 17	CAMC 286729	06/5262

CGL 1	CAMC 286730	06/5263

CGL 2	CAMC 286731	06/5264

CGL 3	CAMC 286732	06/5265

CGL 4	CAMC 286733	06/5266

CGL 5	CAMC 286734	06/5267

CGL 6	CAMC 286735	06/5268

CGL 7	CAMC 286736	06/5269

CGL 8	CAMC 286737	06/5270

CGL 9	CAMC 286738	06/5116

CGL 10	CAMC 286739	06/5115

CGL 11	CAMC 286740	06/5117

CGL 12	CAMC 286741	06/5118

CGL 13	CAMC 286742	06/5119

CGL 14	CAMC 286743	06/5120

CGL 16	CAMC 286744	06/5121

CGL 18	CAMC 286745	06/5122

CGL 29	CAMC 286746	06/5271

CGL 30	CAMC 286747	06/5272

CGL 31	CAMC 286748	06/5273

CGL 32	CAMC 286749	06/5274

CGL 33	CAMC 286750	06/5275

CGL 34	CAMC 286751	06/5276

CGL 35	CAMC 286752	06/5277

CLAIM NAME	BLM CAMC #	COUNTY RECORDING #

CGL 36	CAMC 286753	06/5278

CGL 37	CAMC 286754	06/5123

CGL 38	CAMC 286755	06/5124

CGL 39	CAMC 286756	06/5125

CGL 40	CAMC 286757	06/5126

CGL 41	CAMC 286758	06/5127

CGL 42	CAMC 286759	06/5128

CGL 43	CAMC 286760	06/5129

CGL 44	CAMC 286761	06/5130

CGL 45	CAMC 286762	06/5131

CGL 46	CAMC 286763	06/5132

CGL 47	CAMC 286764	06/5133

CGL 48	CAMC 286765	06/5134

CGL 49	CAMC 286766	06/5279

CGL 50	CAMC 286767	06/5280

CGL 51	CAMC 286768	06/5281

CGL 52	CAMC 286769	06/5282

CGL 53	CAMC 286770	06/5283

CGL 54	CAMC 286771	06/5284

CGL 55	CAMC 286772	06/5285

CGL 56	CAMC 286773	06/5286

CGL 57	CAMC 286774	06/5287

CGL 58	CAMC 286775	06/5288

CGL 59	CAMC 286776	06/5289

CGL 60	CAMC 286777	06/5290

CLAIM NAME	BLM CAMC #	COUNTY RECORDING #

CGL 61	CAMC 286778	06/5291

CGL 62	CAMC 286779	06/5292

CGL 63	CAMC 286780	06/5135

CGL 64	CAMC 286781	06/5136

CGL 65	CAMC 286782	06/5137

CGL 66	CAMC 286783	06/5138

CGL 67	CAMC 286784	06/5139

CGL 68	CAMC 286785	06/5140

CGL 69	CAMC 286786	06/5293

CGL 70	CAMC 286787	06/5294

CGL 71	CAMC 286788	06/5295

CGL 72	CAMC 286789	06/5296

CGL 73	CAMC 286790	06/5297

CGL 74	CAMC 286791	06/5298

CGL 75	CAMC 286792	06/5299

CGL 76	CAMC 286793	06/5300

CGL 77	CAMC 286794	06/5301

CGL 78	CAMC 286795	06/5302

CGL 79	CAMC 286796	06/5303

CGL 81	CAMC 286797	06/5304

CGL 83	CAMC 286798	06/5305

CGL 85	CAMC 286799	06/5306

CGL 86	CAMC 286800	06/5307

CGL 87	CAMC 286801	06/5308

CGL 88	CAMC 286802	06/5309

CLAIM NAME	BLM CAMC #	COUNTY RECORDING #

CGL 89	CAMC 286803	06/5310

CGL 90	CAMC 286804	06/5311

CGL 91	CAMC 286805	06/5312

CGL 92	CAMC 286806	06/5313

CGL 93	CAMC 286807	06/5314

CGL 94	CAMC 286808	06/5315

CGL 95	CAMC 286809	06/5316

CGL 300	CAMC 286810	06/5317

CGL 301	CAMC 286811	06/5318

CGL 302	CAMC 286812	06/5319

CGL 303	CAMC 286813	06/5320

CGL 304	CAMC 286814	06/5321

CGL 305	CAMC 286815	06/5322

CGL 306	CAMC 286816	06/5323

CGL 307	CAMC 286817	06/5324

CGL 308	CAMC 286818	06/5325

CGL 309	CAMC 286819	06/5326

CGL 310	CAMC 286820	06/5327

CGL 311	CAMC 286821	06/5328

CGL 312	CAMC 286822	06/5329

CGL 313	CAMC 286823	06/5330

CGL 314	CAMC 286824	06/5331

CGL 315	CAMC 286825	06/5332

CGL 316	CAMC 286826	06/5333

CGL 317	CAMC 286827	06/5334

CLAIM NAME	BLM CAMC #	COUNTY RECORDING #

CGL 318	CAMC 286828	06/5335

CGL 319	CAMC 286829	06/5336

CGL 320	CAMC 286830	06/5337

CGL 321	CAMC 286831	06/5338

CGL 322	CAMC 286832	06/5339

CGL 323	CAMC 286833	06/5340

CGL 324	CAMC 286834	06/5341

CGL 325	CAMC 286835	06/5342

CGL 326	CAMC 286836	06/5343

CGL 327	CAMC 286837	06/5344

CGL 328	CAMC 286838	06/5345

CGL 329	CAMC 286839	06/5346

CGL 330	CAMC 286840	06/5347

CGL 331	CAMC 286841	06/5348

CGL 332	CAMC 286842	06/5349

CGL 333	CAMC 286843	06/5350

CGL 401	CAMC 286844	06/5351

CGL 402	CAMC 286845	06/5352

CGL 403	CAMC 286846	06/5353

CGL 404	CAMC 286847	06/5354

CGL 405	CAMC 286848	06/5355

CGL 406	CAMC 286849	06/5356

CGL 407	CAMC 286850	06/5357

CGL 408	CAMC 286851	06/5358

CGL 409	CAMC 286852	06/5359

CLAIM NAME	BLM CAMC #	COUNTY RECORDING #

CGL 410	CAMC 286853	06/5360

CGL 411	CAMC 286854	06/5361

CGL 412	CAMC 286855	06/5362

CGL 413	CAMC 286856	06/5363

CGL 414	CAMC 286857	06/5364

CGL 415	CAMC 286858	06/5365

CGL 416	CAMC 286859	06/5366

CGL 417	CAMC 286860	06/5367

CGL 418	CAMC 286861	06/5368

SEA 1	CAMC 292568	08/2224

SEA 2	CAMC 292568	08/2225

SEA 3	CAMC 292569	08/2226

SEA 4	CAMC 292570	08/2227

SEA 5	CAMC 292571	08/2228

SANTA ROSA MILL SITE	CAMC 287316	07/786

SANTA ROSA 1	CAMC 287317	07/787

SANTA ROSA 2	CAMC 287318	07/788

SANTA ROSA 3	CAMC 287319	07/789

SANTA ROSA 5	CAMC 287320	07/790

SANTA ROSA 6	CAMC 287321	07/791

SANTA ROSA 8	CAMC 287322	07/792

SRV-1	CAMC 287323	07/793

SRV-2	CAMC 287324	07/794

SRV-3	CAMC 287325	07/795

CLAIM NAME	BLM CAMC #	COUNTY RECORDING #

SRV-4	CAMC 287326	07/796

SRV-5	CAMC 287327	07/797

SRV-6	CAMC 287328	07/798

SRV-7	CAMC 287329	07/799

SRV-8	CAMC 287330	07/800

SRV-8A	CAMC 287331	07/801

SRV-9	CAMC 287332	07/802

SRV-10	CAMC 287333	07/803

SRV-11	CAMC 287334	07/804

SRV-12	CAMC 287335	07/805

SRV-13	CAMC 287336	07/806

SRV-14	CAMC 287337	07/807

SRV-15	CAMC 287338	07/808

SRV-16	CAMC 287339	07/809

SRV-17	CAMC 287340	07/810

SRV-18	CAMC 287341	07/811

SRV-19	CAMC 287342	07/812

SRV-20	CAMC 287343	07/813

SRV-21	CAMC 287344	07/814

SRV-22	CAMC 287345	07/815

SRV-23	CAMC 287346	07/816

SRV-24	CAMC 287347	07/817

SRV-25	CAMC 287348	07/818

SRV-26	CAMC 287349	07/819

SRV-27	CAMC 287350	07/820

CLAIM NAME	BLM CAMC #	COUNTY RECORDING #

SRV-28	CAMC 287351	07/821

SRV-29	CAMC 287352	07/822

SRV-30	CAMC 287353	07/823

SRV-31	CAMC 287354	07/824

SRV-32	CAMC 287355	07/825

SRV-33	CAMC 287356	07/826

SRV-34	CAMC 287357	07/827

SRV-35	CAMC 287358	07/828

SRV-36	CAMC 287359	07/829

SRV-37	CAMC 287360	07/830

SRV-38	CAMC 287361	07/831

SRV-39	CAMC 287362	07/832

SRV-40	CAMC 287363	07/833

SRV-41	CAMC 287364	07/834

SRV-42	CAMC 287365	07/835

SRV-43	CAMC 287366	07/836

SRV-44	CAMC 287367	07/837

SRV-45	CAMC 287368	07/838

SRV-46	CAMC 287369	07/839

SRV-47	CAMC 287370	07/840

SRV-48	CAMC 287371	07/841

SRV-49	CAMC 287372	07/842

SRV-50	CAMC 287373	07/843

SRV-51	CAMC 287374	07/844

SRV-52	CAMC 287375	07/845

CLAIM NAME	BLM CAMC #	COUNTY RECORDING #

SRV-53	CAMC 287376	07/846

SRV-54	CAMC 287377	07/847

SRV-55	CAMC 287378	07/848

SRV-56	CAMC 287379	07/849

SRV-57	CAMC 287380	07/850

SRV-58	CAMC 287381	07/851

SRV-59	CAMC 287382	07/852

SRV-60	CAMC 287383	07/853

SRV-61	CAMC 287384	07/854

SRV-62	CAMC 287385	07/855

SRV-63	CAMC 287386	07/856

SRV-64	CAMC 287387	07/857

SRV-65	CAMC 287388	07/858

Exhibit B

Transfer Deed

MINING DEED
(With Reservation of Royalty)

          This Mining Deed (“Deed”) is made effective as of __________________, 2009, by and between STEVEN VAN ERT, an unmarried man, and NOEL COUSINS, an unmarried man (“Grantor”), and SUNGRO MINERALS INC., a Nevada corporation, whose address is __________ ____________________________(“Grantee”).

WITNESSETH

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and Grantee undertake and agree as follows:

          1.           Conveyance of Mining Claims. Grantor hereby quitclaims to Grantee the unpatented lode mining claims described in Exhibit 1 attached hereto and by reference made a part hereof (the “Claims”), together with any improvements located thereon, any ores, minerals, waste dumps, tailings materials and mineral rights belonging or in any way appertaining thereto, and any water rights, easements, rights-of-way, access rights and other appurtenances thereto; RESERVING, however, unto Grantor the Royalty and related rights set forth in Section 3 hereof.

          2.           Representations and Warranties. Grantor makes no representations or warranties regarding the validity or ownership of the Claims. Grantee represents and warrants to Grantor that Grantee has the full right, power and capacity to enter into and perform this Deed upon the terms set forth herein, and doing so will not be in breach of any other agreement to which Grantee is a party. Grantee is a corporation in good standing under the laws of Nevada. All corporate and other actions required to authorize Grantee to enter into and perform this Deed have been properly taken. The person signing this Deed for Grantee has proper corporate authority to do so.

          3.           Reservation of Royalty. Grantor reserves, and Grantee agrees to pay, a four percent (4.0%) net smelter returns production royalty from any production and sale of minerals from the Claims, to be determined and paid in accordance with the provisions of Exhibit 2 attached hereto and by reference made a part hereof (the “Royalty”), which Royalty shall run with the Claims (including any amendments or relocations thereof) and the land within the Claims and shall be binding upon Grantee and any and all successors to Grantee, such that Grantor shall be entitled to the Royalty regardless of who owns or mines the Claims.

          4.           Survival of Mineral Agreement. This Deed is given pursuant to that certain Mineral Agreement dated effective August __, 2009, by and between Grantor and Grantee 38

(“Mineral Agreement”), the terms and conditions of which shall survive the execution and delivery of this Deed.

          5.           Construction. This Deed shall be construed in accordance with and governed by the laws of the State of California without regard for choice of laws or conflict of laws principles that would require or permit the application of the laws of any other jurisdiction.

          6.           Binding Effect. This Deed shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

          7.           Execution. This Deed may be executed in counterparts, all of which taken together shall constitute a single and complete instrument.

          IN WITNESS WHEREOF, Grantor and Grantee have executed this Deed on the dates indicated in the acknowledgements below, but effective as of the date first set forth above.

Grantor:

STEVEN VAN ERT

NOEL COUSINS

Grantee:

SUNGRO MINERALS INC.

By:
Mal Bains, sole director and officer

STATE OF CALIFORNIA	)
: ss.
COUNTY OF	)

          On this ______ day of ______________, 2009, personally appeared before me, a Notary Public, STEVEN VAN ERT, who acknowledged that he executed the above instrument.

[seal]
NOTARY PUBLIC, residing in

My commission expires:
__________________________________

STATE OF ARIZONA	)
: ss.
County of Pima	)

          On this ______ day of ______________, 2009, personally appeared before me, a Notary Public, NOEL COUSINS, who acknowledged that he executed the above instrument.

[seal]
NOTARY PUBLIC, residing in

My commission expires:
__________________________________

STATE OF	)
) ss.
County of	)

          On this ______ day of _______________, 2009, personally appeared before me, a Notary Public, Mal Bains, the sole director and officer of ___________________, who acknowledged that he executed the above instrument on behalf of said corporation.

[seal]
NOTARY PUBLIC, residing in

My commission expires:
__________________________________

Exhibit 1

Claims

[Describe claims]

Exhibit 2

Royalty

[parallel provisions of Agreement]
[End]

Exhibit C

Reconveyance Deed

AFTER RECORDING, PLEASE RETURN TO:
Steven Van Ert
P.O. Box 3785
Chatsworth, CA 91313

MINING DEED

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SUNGRO MINERALS INC., a Nevada corporation (“Grantor”) hereby conveys to STEVEN VAN ERT (an unmarried man whose address is P.O. Box 3785, Chatsworth, California 91313) an undivided eighty-five percent (85.0%) interest, and to NOEL COUSINS (an unmarried man whose address is P.O. Box 37061, Tucson, Arizona 85740) an undivided fifteen percent (15.0%) interest, as tenants in common (collectively, “Grantees”), in and to all of the unpatented lode mining claims described in Exhibit 1 attached hereto and by reference made a part hereof (the “Claims”), which Claims are located in Inyo County, California, together with any improvements located thereon, any ores, minerals, waste dumps, tailings materials and mineral rights belonging or in any way appertaining thereto, and any water rights, easements, rights-of-way, access rights and other appurtenances thereto.

          Grantor warrants that the Claims are free and clear of any liens, claims or encumbrances arising by, through or under Grantor. Grantor further warrants that it has the full right, power and capacity to execute and deliver this Mining Deed; that doing so will not be in breach of any agreement to which Grantor is a party; that Grantor is a corporation in good standing under the laws of Nevada; that all corporate and other actions required to authorize Grantor to execute and deliver this Mining Deed have been properly taken; and that the person signing this Mining Deed for Grantor has proper corporate authority to do so as Grantor’s Chief Executive Officer.

          This Mining Deed is executed and delivered pursuant to that certain Mineral Agreement dated effective August 1, 2009, by and between Grantor and Grantees, the terms and conditions of which shall survive the execution and delivery of this Mining Deed.

          IN WITNESS WHEREOF, Grantor has caused this Mining Deed to be executed by its duly authorized representative on the date indicated in the acknowledgement below, to be effective as of that date.

Grantor:

SUNGRO MINERALS INC.

By:
Mal Bains, sole director and officer

STATE OF	)
) ss.
County of	)

          On this ______ day of _______________, 2009, personally appeared before me, a Notary Public, Mal Bains, the sole director and officer of _________________, who acknowledged that he executed the above instrument on behalf of said corporation.

[seal]
NOTARY PUBLIC, residing in

My commission expires:
_____________________________

Exhibit 1

Claims

Exhibit D

Royalty Conveyance

AFTER RECORDING, PLEASE RETURN TO:

CONVEYANCE OF ROYALTY INTEREST

          This Conveyance of Royalty Interest is made this _____ day of __________________, 200___, by and between STEVEN VAN ERT (an unmarried man) as to an eighty-five percent (85.0%) undivided interest, and NOEL COUSINS (an unmarried man) as to a fifteen percent (15.0%) undivided interest (“Grantor”), and SUNGRO MINERALS INC., a Nevada corporation (“Grantee”).

WITNESSETH

          A.           Grantor and Grantee are parties to that certain Mineral Agreement dated effective August 1, 2009 (the “Agreement”) involving the unpatented lode mining claims described in Exhibit 1 attached hereto and by reference made a part hereof (the “Property”), a memorandum of which was recorded in the Inyo County, California, real property records on _______________, 2009, as Reception No. _____, in Book ______, at Page _____. The Property is located in Inyo County, California. All capitalized terms used in this document shall have the meanings ascribed to them in the Agreement, unless otherwise defined in this document.

          .           Pursuant to the Agreement, Grantee agreed to pay to Grantor a production Royalty of four percent (4.0%) of Net Smelter Returns upon all Minerals mined and removed from the Property [NTD: not consistent with the other definition of the Royalty in the Mineral Agreement], and Grantee was given the option to reduce the Royalty payable to Grantor from four percent to two and one-half percent) for a consideration specified in the Agreement.

          C.           Grantor has elected to exercise its Royalty Reduction Election and Grantee has paid to Grantee the consideration required under the Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby conveys and assigns to Grantee a one and one-half percent (1.5%) Royalty and the parties agree that, from and after the date of this instrument, the Royalty shall be owned as follows:

Grantor owns a two and one-half percent (2.5%) Royalty, to be allocated eighty-five percent (85.0%) to Steven Van Ert and fifteen percent (15.0%) to Noel Cousins.

Grantee owns a one and one-half percent (1.5%) Royalty, which shall be deemed to have terminated by merger of said Royalty interest with and into Grantee’s ownership of the Property.

          Grantor’s conveyance is made without any warranties or representations except that the Royalty interest conveyed to Grantee is free and clear of any liens, claims or encumbrances arising by, through or under Grantor.

          IN WITNESS WHEREOF, Grantor and Grantee have executed this instrument on the dates indicated in the acknowledgements below, but effective as of the date first set forth above.

Grantor:

STEVEN VAN ERT

NOEL COUSINS

Grantee:

SUNGRO MINERALS INC.

By:
Mal Bains, sole director and officer

Exhibit E

ESCROW AGREEMENT

THIS AGREEMENT made as of the _______day of _______, 2009.

AMONG:

STEVEN VAN ERT, a businessman, of P.O. Box 3785 Chatsworth,
CA, 91313

(“Van Ert”)

AND:

NOEL COUSINS, a businessman, of P.O. Box 37061, Tucson, AZ,
85740

(“Cousins”, collectively with Van Ert, the “Owners”)

AND:

SUNGRO MINERALS INC., a corporation organized under the laws of
Nevada

(“SMI”)

AND:

DECONCINI MCDONALD YETWIN & LACY, P.C. of 2525 East
Broadway, Suite 200, Tucson, AZ 85716-5300

(the “Escrow Agent”)

WHEREAS:

A.           By a mineral agreement dated effective August 1, 2009 (the “Mineral Agreement”) between the Owners and SMI, it was agreed that the Owners would transfer certain unpatented lode mining claims situated in Inyo County, California, known as the Conglomerate Mesa claims (the “Property”) and SMI would pay for the Property by issuing and delivering common shares in SMI (“SMI Shares”), of which, Two Hundred Thousand (200,000) are to be issued and delivered on the Closing Date and Two Million Three Hundred Thousand (2,300,000) (the “Escrow Shares”) are to be held in escrow pursuant to the terms of this Agreement;

B.           The Owners and SMI wish to appoint the Escrow Agent to accept, hold and deliver, pursuant to the terms of this Agreement the Escrow Shares;

C.           The Escrow Agent has agreed to facilitate the purchase and sale of the Property by acting as Escrow Agent on the terms and conditions set out in this agreement; and

D.           The Owners and SMI have agreed that the Escrow Shares will be held by the Escrow Agent and released only in accordance with this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

1. INTERPRETATION

1.1 In this Agreement:

(a)	the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;

(b)	all references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires; and

(c)	when the context hereof makes it possible, the word “person” includes in its meaning any firm and any body corporate or politic.

2.                       DEPOSIT INTO ESCROW

2.1                     SMI will deliver the Escrow Shares to the Escrow Agent and the Escrow Agent will hold the Escrow Shares in escrow subject to the terms and conditions of this Agreement.

3.                       ESCROW PROVISIONS

3.1                     The Owners and SMI hereby direct the Escrow Agent to retain the Escrow Shares and not to cause anything to be done to release the same from escrow except in accordance with this Agreement. The Escrow Agent accepts its responsibilities hereunder and agrees to perform them in accordance with the terms hereof.

3.2                     The Escrow Agent will hold the Escrow Shares in escrow and will, unless prohibited by an order of a court of competent jurisdiction, deliver, the Escrow Shares as follows:

(a)	On August 1, 2010, one hundred fifty thousand (150,000) SMI Shares shall be released to the Owner;

(b)	On August 1, 2011, two hundred thousand (200,000) SMI Shares shall be released to the Owner;

(c)

On August 1, 2012, and on August 1 of each year thereafter, two hundred fifty thousand (250,000) SMI Shares be released to the Owner continuing annually until a total of 2.5 million shares has been issued to the Owner.

3.3                     All of the Escrow Shares described above shall be issued and delivered to the individual Owner in proportion to Owner’s interest as stated in the Mineral Agreement (that is 85% to Van Ert and 15% to Cousins).

3.4                     The Escrow Agent is authorized by each of the Owners and SMI to make the deliveries required by Section 3.2 of this Agreement.

4.                       ESCROW AGENT

4.1                     In exercising the rights, duties and obligations prescribed or confirmed by this Agreement, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

4.2                     Each of the Owners and SMI agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors and assigns from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent’s compliance in good faith with the terms hereof.

4.3                     In case proceedings should hereafter be taken in any court respecting any of the Escrow Shares, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Clause 4.2 against its costs of such proceedings.

4.4                     The Escrow Agent will have no responsibility in respect of loss of any of the Escrow Shares except the duty to exercise such care in the safekeeping thereof as it would exercise if the Escrow Shares belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

4.5                     The Escrow Agent will not be bound in any way by any contract between the other parties hereto whether or not it has notice thereof or of its terms and conditions and the only duty, liability and responsibility of the Escrow Agent will be to hold the Escrow Shares as herein directed and to pay and deliver the same to such persons and other such conditions as are herein set forth. The Escrow Agent will not be required to pass upon the sufficiency of any of the Escrow Shares or to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the said documents have authority to so execute, sign or authorize, issue or authenticate the said documents or any of them, or that they are the same persons named therein or otherwise to pass upon any requirement of such instruments that may be essential for their validity, but it shall be sufficient for all purposes under this Agreement insofar as the Escrow Agent is concerned that the said documents are deposited with it as herein specified by the parties executing this Agreement with the Escrow Agent.

4.6                     In the event that any of the Escrow Shares are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person, form or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

4.7                     Except as herein otherwise provided, the Escrow Agent is authorized and directed to disregard in its sole discretion any and all notices and warnings which may be given to it by any of the parties hereto or by any other person, firm, association or corporation. It will, however, at its sole discretion, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

4.8                     If the Escrow Agent receives any valid court order contrary to the instructions contained in this Agreement, the Escrow Agent may continue to hold all or any of the Escrow Shares until the lawful determination of the issue between the parties hereto.

4.9                     If written notice of protest is made by any of the Owners and/or SMI to the Escrow Agent to any action contemplated by the Escrow Agent under this Agreement, and such notice sets out reasons for such protest, the Escrow Agent may at its sole discretion continue to hold all or any of the Escrow Shares until the right to the documents is legally determined by a court of competent jurisdiction or otherwise.

4.10                   The Escrow Agent may resign as Escrow Agent by giving not less than five (5) days’ notice thereof to the Owners and SMI. The Owners and SMI may terminate the Escrow Agent by giving not less than five (5) days’ notice to the Escrow Agent. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is five (5) days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent, the Owners and SMI may agree upon. All indemnities granted to the Escrow Agent herein will survive the termination of this Agreement or the termination or resignation of the Escrow Agent. In the event of termination or resignation of the Escrow Agent for any reason, the Escrow Agent shall, within that five (5) days’ notice period deliver the Escrow Shares in its possession to the new escrow agent to be named by the Owners and SMI.

4.11                   Notwithstanding anything herein to the contrary, the Escrow Agent may act upon any written instructions given jointly by the Owners and SMI.

4.12                   Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between any of the Owners and/or SMI, this Agreement or any matters arising thereto, the Escrow Agent may in its sole discretion deliver and interplead all or any of the Escrow Shares into court and such delivery and interpleading will be an effective discharge to the Escrow Agent.

5.                       FEES

5.1                     The Owners will pay all of the compensation of the Escrow Agent and will reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements incurred by its counsel.

6.                       GENERAL

6.1                     Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

6.2                     This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators and successors.

6.3                     The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

6.4                     This Agreement will be governed by and construed in accordance with the laws of the laws of the State of California.

6.5                     It is understood and agreed by the parties to this Agreement that the only duties and obligations of the Escrow Agent are those specifically stated herein and no other.

6.6                     This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first written above.

WITNESSED BY:	)
)
)
Name	)
)
Address	)
	)	STEVEN VAN ERT
)
)
Occupation	)

WITNESSED BY:	)
)
)
Name	)
)
Address	)
	)	NOEL COUSINS
)
)
Occupation	)

DECONCINI MCDONALD YETWIN &
SUNGRO MINERALS INC.		LACY, P.C

By:		Per:
	Mal Bains, sole director and officer	Name:
Title: